Exhibit 23

                          Independent Auditors' Consent


The Board of Directors
Trustmark Corporation:


We consent to incorporation by reference in the registration statement (No. 333-07141) on Form S-8 of Trustmark Corporation of our report dated June 7, 2002 with respect to the financial statements and supplemental schedule of Trustmark National Bank 401(k) Plan as of December 31, 2001 and for the year then ended, which report appears in the December 31, 2001 annual report on Form 11-K of Trustmark National Bank 401(k) Plan.

                                        /s/ KPMG LLP
                                        ------------
                                            KPMG LLP

Jackson, Mississippi
June 24, 2002